Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-62404 of CoBiz Inc. on Form S-8 of our report dated March 15, 2002, appearing in this Annual Report on Form 10-K of CoBiz Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 29, 2002